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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                       ----------------------------------


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                January 14, 2000


                             PARTY CITY CORPORATION
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             (Exact name of registrant as specified in its charter)

           Delaware                        0-27826               22-3033692
(State or other jurisdiction of       (Commission File         (IRS Employer
        incorporation)                     Number)           Identification No.)

400 Commons Way, Bldg. C
Rockaway, New Jersey                                                    07866
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(Address of principal executive offices)                              (Zip Code)



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                                 (973) 983-0888
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed from last report)



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Item 5. Other Events.
        -------------

     On January 14, 2000, Party City Corporation ("Party City" or the "Company") announced that it had replaced its existing senior credit facility with a new revolving credit facility with Congress Financial Corporation ("Congress"), as lender. The Company also received $7 million in financing from a group of its existing investors.

     Under the terms of the Loan and Security Agreement (the "Loan Agreement") which the Company entered into with Congress, the Company may from time to time borrow amounts based on a percentage of its eligible inventory, up to a maximum of $40 million at any time outstanding. Advances will bear interest, at the Company's option, (i) at the adjusted Eurodollar rate plus the applicable margin, which will initially be 2.75% per annum (subject to possible reduction to an interest rate as low as 2.25% from and after June 30, 2001, based on the Company's pre-tax income and excess availability) or (ii) at the rate of 3/4% per annum above the prime rate. The term of the Loan Agreement is three years, and the credit facility is secured by a lien on substantially all of the assets of the Company. The foregoing description is qualified in its entirety by reference to the Loan and Security Agreement, which is attached hereto as
Exhibit 10.1 and is incorporated herein by reference.

     Party City also received an infusion of $7 million from the proceeds from the sale to certain of its existing investors (the "Investors") of a new series of senior secured notes pursuant to a First Amendment (the "First Amendment") to the Securities Purchase Agreement dated as of August 16, 1999. Pursuant to the First Amendment, the Company issued $7,000,000 in aggregate principal amount of its 14.0% Secured Notes due 2002 (the "E Notes"). The E Notes are secured by a lien on substantially all of the Company's assets. The Investors, together with other existing investors and Congress, have entered into an intercreditor agreement.

     The Company also announced today that, in consideration for waivers and forbearances granted by certain existing investors to various defaults under the terms of the Company's existing senior secured notes, the Company has agreed to amend and restate the terms of existing warrants (the "Existing Warrants") held by such investors to acquire 6,880,000 shares of the Company's Common Stock. The amended and restated warrants (the "Amended Warrants") will provide for an exercise price of $1.07 per share and will be issued upon surrender of the Existing Warrants, which have an exercise price of $3.00 per share. These shares represent approximately 35% of the shares outstanding after giving effect to the exercise of the Amended Warrants. The form of Amended Warrant is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The form of E Notes is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

     The foregoing is qualified in its entirety by reference to the First Amendment, which is attached hereto as Exhibit 4.3 and which is incorporated herein by reference.

     The Company will use the proceeds from the sale of the E Notes and initial amounts borrowed under the Loan Agreement (i) to pay off all amounts owing under its current credit facility, (ii) to pay all amounts owing on the trade notes issued to certain of its vendors in August 1999, (iii) to pay amounts owing to various seasonal trade vendors for credit extended for inventory purchased by the Company for the 1999 Halloween, Thanksgiving and Christmas



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seasons, (iv) to pay fees and expenses in connection with entering into the Loan
Agreement and the issuance of the E Notes, and (v) for working capital purposes.

A copy of the press release announcing the foregoing transactions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (a) Financial statements of business acquired: None

     (b) Pro forma financial information: None

     (c) Exhibits:

     4.1  Form of Amended and Restated Warrant.

     4.2  Form of E Note.

     4.3 First Amendment to Securities Purchase Agreement, dated as of January 14, 2000, by and between Party City Corporation and the Purchasers identified therein.

     10.1 Loan and Security Agreement, dated as of January 14, 2000, by and between Party City Corporation and Congress Financial Corporation.

     99.1 Press Release issued by Party City Corporation on January 17, 2000.


                                      -3-

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PARTY CITY CORPORATION


                                        By: /s/ Thomas E. Larson
                                            ------------------------------
                                            Name:  Thomas E. Larson
                                            Title: CFO


Date: January 19, 2000


                                      -4-

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                                  EXHIBIT INDEX
                                  -------------


Exhibit
Number              Description
------              -----------


4.1                 Form of Amended and Restated Warrant.

4.2                 Form of E Note.

4.3 First Amendment to Securities Purchase Agreement, dated as of January 14, 2000, by and between Party City Corporation and the Purchasers identified therein.

10.1 Loan and Security Agreement, dated as of January 14, 2000, by and between Party City Corporation and Congress Financial Corporation.

99.1                Press Release issued by Party City Corporation on January
                    17, 2000.